                                  (Exhibit 21)

                                   UNIFI, INC.

                                  SUBSIDIARIES

                                                                Unifi Percentage
                                                                   of Voting
Name                   Address                Incorporation     Securities Owned
--------------------------------------------------------------------------------


Unifi Textured Yarns   Letterkenny, Ireland   Ireland               100% D2
Europe, Ltd.
("UTYE")

Unifi Dyed Yarns,      Manchester, England    United Kingdom        100% D2
Ltd.

Unifi International    Warwickshire, England  North Carolina        100%
Services, Inc.
("UISI")

Unifi International    Lyon, France           France                100% UISI
Services Europe

Unifi GmbH             Oberkotzau, Germany    Germany               100% D2

Unifi Italia, S.r.l.   Viale Andreis, Italy   Italy                 100% D2

Unifi Manufacturing,   Greensboro, NC         North Carolina        100%
Inc. ("UMI")

Unifi Sales &          Greensboro, NC         North Carolina        100%
Distribution, Inc.
("USD")

Unifi Manufacturing    Greensboro, NC         North Carolina         95%
Virginia, LLC                                                         5% - UMI

Unifi Export Sales,    Greensboro, NC         North Carolina         95%
LLC                                                                   5% - UMI

Unifi Technical        Greensboro, NC         North Carolina        100% UMI
Fabrics, LLC

Charlotte Technology   Charlotte, NC          North Carolina        100% USD
Group, Inc.

Unifi Textured         Greensboro, NC         North Carolina 85.42% - UMI
Polyester, LLC                                               14.58% - Burlington
                                                                Industries, Inc.

                                                                Unifi Percentage
                                                                   of Voting
Name                   Address                Incorporation     Securities Owned
--------------------------------------------------------------------------------

Unifi do Brasil, Ltda  San Paulo, Brazil      Brazil                100%

Spanco Industries,     Greensboro, NC         North Carolina        100% - UMI
Inc.  ("SI")

[SI owns:        100%  Spanco International, Inc., ("SII"), a North Carolina
                       corporation]

[SII owns:        83%  Unifi Latin America, S.A., a Columbian sociedad anonime;
                       the remainder of Spanco Latin America is presently owned
                       by:
                       1%  Unifi designees
                       16% Spanco - Panama, S.A. ]

Glentouch Yarn         Altamahaw, NC          North Carolina        100% - UMI
Company, LLC

Unifi Holding 1        Amsterdam,
("D1")                 Netherlands            Netherlands           100%

Unifi Holding 2        Amsterdam,
("D2")                 Netherlands            Netherlands           100% D1

Unifi Asia,            Hong Kong              Hong Kong            99.9% D2
Limited                                                             0.1% UTYE